EMPLOYMENT AGREEMENT


      THIS EMPLOYMENT AGREEMENT (the "Agreement"), made as of the 21st day of February, 2005, is entered into by Usurf America, Inc., a Nevada corporation with its principal place of business at 390 Interlocken Crescent, Suite 900, Broomfield, Colorado 80021 (the "Company"), and Edouard A. Garneau, an individual residing at 925 Aberdeen Drive, Broomfield, Colorado (the "Executive").

      The Company desires to employ the Executive, and the Executive desires to be employed by the Company. In consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree as follows:

      1. Term of Employment. The Company hereby agrees to employ the Executive, and the Executive hereby accepts employment with the Company, upon the terms set forth in this Agreement, for the period commencing on February 21, 2005 (the "Commencement Date") and ending on February 21, 2008 (such period, as it may be extended, the "Employment Period"), unless sooner terminated in accordance with the provisions of Section 6; provided, however that the Employment Period may be extended upon mutual consent of the parties for additional one-year terms.

      2. Title; Capacity. The Executive shall serve as Chief Operating Officer of the Company and the initial President of the Company's Sovereign Companies subsidiary (the "Subsidiary"). The Executive shall be based at the Company's headquarters in Broomfield, Colorado. The Executive shall, subject to the direction of the Board of Directors of the Company (the "Board"), have general charge and supervision of the business of the Subsidiary and the operations of the Company. The Executive shall perform such other duties and shall have such other powers as the Board may from time to time prescribe.

      3. The Executive hereby accepts such employment and agrees to undertake the duties and responsibilities inherent in such position and such other duties and responsibilities as the Board or its designee shall from time to time reasonably assign to him. The Executive agrees to devote substantially his entire business time, attention and energies to the business and interests of the Company during the Employment Period; it being understood that the Executive shall be entitled to devote a reasonable amount of time to personal, civic, and investment activities (including service on boards of directors) to the extent that they do not interfere in any material respect with the Executive's obligations to the Company. The Executive agrees to abide by the rules, regulations, instructions, personnel practices and policies of the Company and any changes therein which may be adopted from time to time by the Company

      4. Compensation and Benefits.

            4.1 Salary. The Company shall pay the Executive an annual base salary of one hundred eighty five thousand dollars ($185,000.00) for the one-year period commencing on the Commencement Date. Thereafter, such salary shall be reviewed annually as of each January 1 and may be increased as determined from time to time by the Board.

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            4.2 Executive Benefits. The Executive shall be entitled to participate in all bonus and benefit programs that the Company establishes and makes available to its employees, if any, to the extent that Executive's position, tenure, salary, age, health and other qualifications make him/her eligible to participate, including, but not limited to health insurance and life insurance.

      5. Vacation. The Executive shall be entitled to three (3) weeks paid vacation per year, to be taken at such times as may be approved by the Board or its designee. The Executive shall be entitled to carry forward from year to year unused vacation days and shall be entitled to compensation therefor upon termination of employment.

      6. Reimbursement of Expenses. The Company shall reimburse the Executive for all reasonable travel, entertainment and other expenses incurred or paid by the Executive in connection with, or related to, the performance of his duties, responsibilities or services under this Agreement, upon presentation by the Executive of documentation, expense statements, vouchers and/or such other supporting information as the Company may request, provided, however, that the amount available for such travel, entertainment and other expenses may be fixed in advance by the Board.

      7. Employment Termination. The employment of the Executive by the Company pursuant to this Agreement shall terminate upon the occurrence of any of the following:

            7.1 Without Cause. Upon thirty (30) days' advance written notice given by the Company; provided, however, that the Company shall be required, as a condition to the effectiveness of such notice, to pay and provide to such Employee the salary and benefits the Executive would have otherwise received had he remained an employee of the Company for the duration of the Employment Period then in effect (without any additional extension). Notwithstanding the foregoing, the Company may not take any act that would be contrary to or interfere with the rights and obligations of the Executive set forth in the Securities Purchase Agreement;

            7.2 For Cause. At the election of the Company, for cause, immediately upon written notice by the Company to the Executive. For the purposes of this Section 7.2, "cause" for termination shall be deemed to exist upon (A) the Executive's material breach of this Agreement; (B) conviction of the Executive for, or the entry by the Executive of a plea of nolo contendere to
(x) any crime constituting a felony in the jurisdiction in which committed, (y) any crime involving moral turpitude (whether or not a felony) or (z) any other criminal act against the Company involving dishonesty or willful misconduct intended to injure the Company (whether or not a felony); (C) substance abuse by the Executive which is repeated after written notice to the Executive identifying such abuse; (D) the failure or refusal of the Executive to follow lawful and proper directives of the Board; (E) willful malfeasance or misconduct by the Executive in connection with misappropriating any funds or property of the Company or attempting willfully to obtain any personal profit from any transaction in which the Executive has an interest which is adverse to the interests of the Company or any other willful misconduct that discredits or damages the Company; (F) indictment of the Executive for a felony violation of the federal securities laws; or (G) the failure or inability of the Executive substantially to perform the Executive's duties, other than resulting from disability.

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            7.3 Upon the Death or Disability of the Executive. As used in this
Agreement, the term "disability" shall mean the inability of the Executive, due to a physical or mental disability, for a period of 90 days, whether or not consecutive, during any 360-day period to perform the services contemplated under this Agreement. A determination of disability shall be made by a physician satisfactory to both the Executive and the Company, provided that if the Executive and the Company do not agree on a physician, the Executive and the Company shall each select a physician and these two together shall select a third physician, whose determination as to disability shall be binding on all parties.

      8. Confidentiality and Non-Competition.

            8.1 Confidentiality. The Employee shall at all times, both during and after any termination of the Employee's employment by the Company by either the Company or the Employee, maintain in confidence and not utilize the proprietary information or other intellectual property of the Company, except in performing services for the Company pursuant to his employment. Maintaining such proprietary information and intellectual property in confidence shall include refraining from disclosing such proprietary information or intellectual property to any third party (except when duly and specifically authorized to do so for purpose of furthering the business of the Company), and refraining from using such proprietary information or intellectual property for the account of the Employee or for any other person or business entity. The Employee agrees not to make any copies of the proprietary information or intellectual property of the Company (except when appropriate for the furtherance of the business of the Company or duly and specifically authorized to do so) and promptly upon request, whether during or after the period of employment by the Company, to return to the Company any and all documentary, machine-readable or other elements of evidence of such proprietary information, intellectual property, and any copies of either that may be in the Employee's possession or under the Employee's control.

            8.2 Non-Solicitation. The Employee shall not during the term of his employment or at any time during the two (2) years following termination of the term of his employment solicit any person who is employed by or a consultant to the Company or any affiliate or subsidiary of the Company either during the Employee's period of employment or during such two (2) year period, to terminate such person's employment by or consultancy to the Company, such affiliate or subsidiary. As used herein the term "solicit" shall include, without limitation, requesting, encouraging, assisting or causing, directly or indirectly, any such employee or consultant to terminate such person's employment by or consultancy to the Company, affiliate or subsidiary.

            8.3 Prohibited Competition. The Employee recognizes and acknowledges the competitive and proprietary nature of the Company's business operations. The Employee acknowledges and agrees that a business will be deemed competitive with the Company if it engages in a line of business in which it performs any of the principal services provided or offered by the Company or any services designed or marketed primarily to fulfill the same function, whether or not similar (the Company's "Field of Interest"). The Employee further acknowledges and agrees that during the course of performing services for the Company, the Company will

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furnish, disclose or make available to Employee confidential and proprietary information related to the Company's business and that such confidential information has been developed and will be developed by the Company through the expenditure by the Company of substantial time, effort and money and that all such confidential information could be used by the Employee to compete with the Company. Accordingly, the Employee hereby agrees in consideration of the Company's agreement to hire the Employee and to pay the Employee's compensation for services rendered to the Company and in view of the position of trust to be held by the Employee and the confidential nature and proprietary value of the information which the Company may share with the Employee, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, as follows:

      During the term of the Employee's employment by the Company under this Agreement (the "Term") and for a period of two (2) years following the expiration or termination of the Term (the "Restricted Term"), whether such termination is voluntary or involuntary, the Employee shall not, without the prior written consent of the Company, at any place within the state of Colorado:

            (a) For the Employee for his own account or on behalf of any other, directly or indirectly, either as principal, agent, stockholder, employee, consultant, representative or in any other capacity, own, manage, operate or control, or be concerned, connected or employed by, or otherwise associate in any manner with, engage in or have a financial interest in any business whose primary line of business is in the Field of Interest, except that nothing contained herein shall preclude Employee from purchasing or owning stock in any such competitive business if such stock is publicly traded, and provided that Employee's holdings do not exceed five percent (5%) of the issued and outstanding capital stock of such business.

            (b) Either individually or on behalf of or through any third party, solicit, divert or appropriate or attempt to solicit, divert or appropriate, for the purpose of competing in the Field of Interest, any customers or patrons of the Company, or any prospective customers or patrons with respect to which the Company has developed or at any time during the Term made a presentation offering services in the Field of Interest.

      The Employee further recognizes and acknowledges that (i) the types of employment which are prohibited by this paragraph are narrow and reasonable in relation to the skills which represent the Employee's principal salable asset both to the Company and to the Employee's other prospective employers, and (ii) the specified but broad geographical scope of the provisions of this paragraph is reasonable, legitimate and fair to the Employee in light of the Company's need to market its services in a large geographic area in order to have a sufficient customer base to make the Company's business profitable and in light of the limited restrictions on the type of employment prohibited herein compared to the types of employment for which the Employee is qualified to earn his livelihood.

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         If any part of this section should be determined by a court of competent jurisdiction to be unreasonable in duration, geographic area, or scope, then this section is intended to and shall extend only for such period of time, in such area and with respect to such activity as is determined to be reasonable.

      9. Effect of Termination.

            9.1 Termination for Cause. In the event the Executive's employment is terminated for cause pursuant to Section 7.2, the Company shall pay to the Executive the compensation and benefits otherwise payable to him/her under Section 4 through the last day of his actual employment by the Company.

            9.2 Termination for Death or Disability or Pursuant to Section 7.3. If the Executive's employment is terminated by death or because of disability pursuant to Section 7.3 the Company shall pay to the estate of the Executive or to the Executive, as the case may be, the compensation and benefits which would otherwise be payable to the Executive during the remaining portion of the Employment Period, when due under this Agreement pursuant to Section 4. Notwithstanding the immediately preceding sentence, the Company shall be entitled to deduct from each payment due to the Executive under this Section 9.2, an amount equal to the pro rata portion of the annual base salary received by the Executive, if any, while employed by another company; provided, however, the amount of any such deduction shall not exceed 50% of the amount of the related payment then due to the Executive under the immediately preceding sentence.

            9.3 Survival. The provisions of Sections 8 and 9 shall survive the termination of this Agreement.

      10. Notices. All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other parity at the address shown above, or at such other address or addresses as either party shall designate to the other in accordance with this Section 10.

      11. Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

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      12. Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

      13. Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Executive.

      14. Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the state of Colorado.

      15. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation with which or into which the Company may be merged or which may succeed to its assets or business, provided, however, that the obligations of the Executive are personal and shall not be assigned by him/her.

      16. Miscellaneous.

            16.1 No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

            16.2 The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

            16.3 In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.


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         IN WITNESS WHEREOF, the parties hereto have executed this Employment
Agreement as of the day and year set forth above.

                                                     USURF AMERICA, INC.

                                                     By: /s/ Douglas O. McKinnon
                                                         -----------------------
                                                         Douglas O. McKinnon
                                                         President & CEO


                                                     EXECUTIVE

                                                     /s/ Edouard A. Garneau
                                                     ---------------------------
                                                     Edouard A. Garneau